UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 33)

ORION PICTURES CORPORATION
(Name of Issuer)

Common Stock, $.25 Par Value
(Title of Class of Securities)

686285-10-7
(CUSIP Number)

ARNOLD L. WADLER
Senior Vice President, Secretary and
General Counsel, Metromedia Company
One Meadowlands Plaza, East Rutherford, New Jersey 07073-2137
Tel. No: (201) 804-7100
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

July 13, 1992
(Date of Event which Requires Filing of
this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

     Check the following box if a fee is being paid with the statement ___. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                     (Continued on following page(s))

                               SCHEDULE 13d
CUSIP No. 686285-50-3


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          METROMEDIA COMPANY
          (I.R.S. Identification No. 62-1293303)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
     Metromedia Company disclaims membership in a group although a    (b) X
     group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS

          BK

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware

                    7    SOLE VOTING POWER
                              15,382,500 shares
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    15,382,500 shares
     WITH
                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          15,382,500 shares

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          68.4%

14   TYPE OF REPORTING PERSON

          PN

                               SCHEDULE 13D
CUSIP No. 686285-50-3


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          JOHN W. KLUGE --
          Social Security No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
     John W. Kluge disclaims membership in a group, although a       (b) X
     group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          U.S.A.

                    7    SOLE VOTING POWER
                              15,402,500.  Includes 20,000 shares owned
                              directly and 15,382,500 shares beneficially
                              owned through Metromedia Company.
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    15,402,500.  Includes 20,000 shares owned
     WITH                     directly and 15,382,500 shares beneficially
                              owned through Metromedia Company.


11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          15,402,500. Includes 20,000 shares owned directly and 15,382,500 shares beneficially owned through Metromedia Company.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          68.5%

14   TYPE OF REPORTING PERSON

          IN

                               SCHEDULE 13D
CUSIP No. 686285-50-3


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          STUART SUBOTNICK --
          Social Security No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                 (a)
     Stuart Subotnick disclaims membership in a group, although       (b) X
     a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          U.S.A.

                    7    SOLE VOTING POWER
                              15,382,500 shares beneficially owned through
                              Metromedia Company.
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    15,382,500 shares beneficially owned
     WITH                     through Metromedia Company.


11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          15,382,500 shares beneficially owned through Metromedia Company.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          68.4%

14   TYPE OF REPORTING PERSON

          IN

              AMENDMENT No. 33 TO SCHEDULE 13D

          THIS Amendment No. 33, supplements Schedule 13D (the "Schedule 13D") filed on June 2, 1986 by John W. Kluge and Metromedia, Inc., as amended by Amendment No. 1 thereto filed on September 12, 1986; Amendment No. 2 thereto filed on November 4, 1986; Amendment No. 3 thereto filed on January 2, 1987; Amendment No. 4 thereto filed on April 7, 1987; Amendment No. 5 thereto filed on October 27, 1987; Amendment No. 6 thereto filed on October 30, 1987; Amendment No. 7 thereto filed on November 23, 1987; Amendment No. 8 thereto filed on December 15, 1987; Amendment No. 9 thereto filed on January 20, 1988; Amendment No. 10 thereto filed on January 22, 1988; Amendment No. 11 thereto filed on
February 1, 1988; Amendment No. 12 thereto filed on
February 10, 1988; Amendment No. 13 thereto filed on February 11, 1988; Amendment No. 14 thereto filed on February 12, 1988; Amendment No. 15 thereto filed on February 19, 1988; Amendment No. 16 thereto filed on
March 1, 1988; Amendment No. 17 thereto filed on April 11, 1988; Amendment No. 18 filed on April 14, 1988; Amendment No. 19 filed on April 18, 1988; Amendment No. 20 there,to filed on May 24, 1988; Amendment No. 21 thereto filed on June 6, 1988; Amendment No. 22 thereto filed on June 15, 1988; Amendment No." 23 thereto filed on July 6, 1988; Amendment No. 24 thereto filed on July 14, 1988, Amendment 25 thereto filed on August 3, 1988; Amendment No. 26 thereto filed on December 14, 1988; Amendment No. 27 thereto filed on January 11, 1989, Amendment No. 28 thereto filed on October 9, 1990 and Amendment No. 29 thereto filed on February 7, 1991; Amendment No. 30 thereto filed on April 3, 1991, Amendment No. 31 thereto filed on February 14, 1992; and Amendment No. 32 thereto filed on April 23, 1992 in the following respect only (capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule
13D):


Item 4.  Purpose of Transaction.


          Item 4 is amended by adding thereto the following paragraph:

          On July 13, 1992, Orion and Metromedia filed with the United States Bankruptcy Court for the Southern District of New York, a Joint Consolidated Plan of Reorganization (the "Plan") providing for the reorganization of Orion and subsidiaries. A copy of the Plan is attached as Exhibit 29 to this Amendment. Capitalized terms used herein but not otherwise defined have the meanings given to them in the Plan.

          The Plan provides generally that certain of the Debtor's secured creditors (the Banks and Sony) will share 85% of the Reorganized Debtor's Net Cash Flow, and certain unsecured creditors will receive, on a pari passu basis, the remaining 15% of Net Cash Flow. After payment in full of the Allowed Claims of the Banks and Sony, the Plan provides that 100% of Net Cash Flow will be applied to the Allowed Claims of such unsecured creditors.

          Under the Plan, the holders of Participation
Claims and Residuals Claims will release the Debtors from 15% of such Claims (other than post-petition Residuals Claims) In respect of the preconfirmation period, in exchange for Talent Notes, which will bear interest at the rate of LIBOR plus 1.75% per annum and will be payable currently out of that portion of Net Cash Flow not required to be paid to the Banks and Sony. The holders of certain other unsecured Claims will receive Creditor Notes, which generally do not bear interest but also are payable currently out of that portion of Net Cash Flow not required to be paid to the Banks and Sony. The Plan provides that two-thirds of the portion of Net Cash Flow to be distributed to the holders of the Talent Notes and Creditor Notes will be applied to the Talent Notes, so long as any are outstand-ing, and the remaining one-third (or 100% after payment of the Talent Notes) will be applied to the Creditor Notes.

          Under the Plan, the holders of Orion's sub-ordinated debt will receive an aggregate of $100,000,000 in zero coupon notes of Reorganized Orion due September 30, 1999, which will be paid only out of Net Cash Flow after the Talent Notes and Creditor Notes have been paid in full, as well as 49% of the equity of Reorganized Orion.

          Holders of Allowed Interests consisting of Series
B Preferred Stock and Old Orion Common Stock (including
Metromedia) will receive, in the aggregate, 0.2% and 0.7%, respectively, of the New Orion Common Stock. The Old Orion
Common Stock will be canceled and no longer will be regis-tered under Section 12 of the Securities Exchange Act of 1934.

          The Plan also contemplates that an Affiliate of Metromedia will invest $15 million in cash and contribute and release the MetMermaids Rights (and any recoveries otherwise payable under the Plan in respect of the MetMermaids Rights), in exchange for 50.1% of the New Orion Common Stock. In addition, the Plan contemplates that Metromedia and an Affiliate thereof will guarantee certain payments to the Banks (and Reorganized Orion will enter into a Reimbursement Agreement with Metromedia and such Affiliate generally providing, among other things, for the reimburse-ment of any amounts paid by them to the Banks on behalf of Reorganized Orion).

          The Plan provides that for a period of five years from the Effective Date, shareholders of Reorganized Orion (other than Metromedia or its Affiliates) will have right to designate three out of a total of not more than twelve board seats of Reorganized Orion, to be filled pursuant to inter creditor agreement, subject to approval by Metromedia and its Affiliates, which approval will not be unreasonably withheld. The Plan also contemplates that Reorganized Orion shall have an Executive Committee and one member of that Committee shall be selected by the non-Metromedia related board members.

          Confirmation and consummation of the Plan are subject to significant conditions precedent, as set forth in the Plan, including the condition that each of the condi-tions to consummation shall have been satisfied or waived in accordance with the terms of the Plan on or before September 30, 1992. The Plan may be amended or modified at any time prior to the entry of a confirmation order, and thereafter, at any time prior to substantial consummation of the Plan (provided such amendment or modification is in accordance with the Bankruptcy Code and the Plan).


Item 7.   Material to be Filed as Exhibit Items.

          Item 7 is hereby amended by adding the following thereto:

          Exhibit 29 -   Joint Consolidation Plan of
                         Reorganization

                          SIGNATURE


          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.


Dated:    July 14, 1992


                         /s/ STUART SUBOTNICK
                         Stuart Subotnick
                         General Partner
                         Metromedia Company



                         /s/ John W. KLUGE
                         John W. Kluge



                         /s/ STUART SUBOTNICK
                         Stuart Subotnick